Exhibit 99.1

Cognex Corporation Raises Guidance for Q1’10

NATICK, Mass.--(BUSINESS WIRE)--April 22, 2010--Cognex Corporation (NASDAQ: CGNX) today announced that revenue for the first quarter of 2010 is expected to be between $56 million to $59 million which represents an increase of 10% to 15% over the revenue in the prior quarter. The increase is due to stronger than anticipated demand from both the Factory Automation and Semiconductor and Electronics Capital Equipment (SEMI) markets. The high end of Cognex’s previous guidance was $54 million, which represented an increase of only 5% on a sequential basis.

“I am delighted to report that the order rate in the first quarter of 2010 was considerably better than we had anticipated,” said Dr. Robert J. Shillman, Cognex’s Chairman and Chief Executive Officer. “Bookings from both the Factory Automation and SEMI markets increased significantly both year-on-year and sequentially. The growth that we experienced occurred in each of the four geographic regions that we serve and in each of the three primary product lines that we sell into these two markets (Machine Vision Systems, Machine Vision Software, and I. D.). Given that 2010 has started off on such a strong note, and that our recovery is so broad based, our outlook for the year is quite a bit more bullish today than it was just a few months ago.”

Upcoming Earnings Release and Conference Call Webcast

Cognex will release earnings for the first quarter of 2010 on Monday, May 3, 2010 after the market closes and will host a conference call that same day at 5:00 p.m. eastern time. The telephone number for the live call is 866-283-8244 (or 703-639-1269 if outside the United States). A replay will begin at approximately 8:00 p.m. eastern time on Monday, May 3, 2010 and will run continuously until 11:59 p.m. eastern time on Thursday, May 6, 2010. The telephone number for the replay is 888-266-2081 (or 703-925-2533 if outside the United States). The access code for the live call and the replay is 1449413.

A real-time audio broadcast of the earnings release conference call as well as an archive of the call is available on Cognex’s website at http://www.cognex.com/Investor.

About Cognex Corporation

Cognex Corporation designs, develops, manufactures and markets machine vision sensors and systems, or devices that can "see." Cognex vision sensors and systems are used in factories around the world where they guide, inspect, gauge, identify and assure the quality of a wide range of items during the manufacturing process. Cognex is the world's leader in the machine vision industry, having shipped more than 500,000 machine vision systems, representing over $2.5 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts USA, Cognex has regional offices and distributors located throughout North America, Japan, Europe, Asia and Latin America. For details, visit Cognex on-line at http://www.cognex.com.

Forward-Looking Statement

Certain statements made in this press release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” ”estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” and similar words. These forward-looking statements, which include statements regarding business and market trends, future financial performance, customer order rates, strategic plans, the impact of new product introductions, our Mitsubishi collaboration, and the impact of the company’s cost-cutting measures, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) current and future conditions in the global economy; (2) potential disruption to Cognex’s business from its restructuring programs; (3) the cyclicality of the semiconductor and electronics industries; (4) the inability to achieve significant international revenue; (5) fluctuations in foreign currency exchange rates; (6) the loss of a large customer; (7) the inability to attract and retain skilled employees; (8) the reliance upon key suppliers to manufacture and deliver critical components for Cognex products; (9) the failure to effectively manage product transitions or accurately forecast customer demand; (10) the inability to design and manufacture high-quality products; (11) the technological obsolescence of current products and the inability to develop new products; (12) the failure to properly manage the distribution of products and services; (13) the inability to protect Cognex proprietary technology and intellectual property; (14) Cognex’s involvement in time-consuming and costly litigation; (15) the impact of competitive pressures; (16) the challenges in integrating and achieving expected results from acquired businesses; (17) potential impairment charges with respect to Cognex’s investments or for acquired intangible assets or goodwill; (18) exposure to additional tax liabilities; and (19) the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year 2009. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

CONTACT:
INVESTOR CONTACT:
Cognex Corporation
Susan Conway, 508-650-3353
Director of Investor Relations
susan.conway@cognex.com
or
BUSINESS PRESS:
Cognex Corporation
Robin Pratt, 508-650-3384
Senior Manager, Corporate Communications
robin.pratt@cognex.com